                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                SEPTEMBER 3, 1996


                                   INTUIT INC.
             (Exact name of Registrant as specified in its charter)


        DELAWARE                    0-21180                   77-0034661
(State of incorporation)      (Commission file no.)       (I.R.S. employer
                                                         identification no.)



                               2535 GARCIA AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
          (Address of principal executive offices, including zip code)

                                 (415) 944-6000
              (Registrant's telephone number, including area code)

                                    CONTENTS

Item 2: Acquisition or Disposition of Assets .......................        3

Item 7: Financial Statements and Exhibits ..........................        3
             (a) Financial Statements of Galt Technologies..........        3
             (b) Pro Forma Financial Information....................       15
             (c) Exhibits...........................................       19

Signatures .........................................................       20

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

On September 18, 1996, Intuit Inc. (the "Company") filed a Form 8-K to report its completion of the acquisition of GALT Technologies, Inc.
("GALT"). Pursuant to Item 7 of Form 8-K, the Company indicated that it would file certain financial information no later than November 15, 1996. This Amendment No. 1 is being filed in order to file such financial information and to include certain exhibits that were not included with the original
Form 8-K filing, as indicated in Item 7 below.



ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(A)         FINANCIAL STATEMENTS OF GALT TECHNOLOGIES, INC.

                             Galt Technologies, Inc.

                          Audited Financial Statements

                        Year ended December 31, 1995 and
                  for the period September 1, 1993 (inception)
                            through December 31, 1994

                         Report of Independent Auditors

Board of Directors
Galt Technologies, Inc.

We have audited the accompanying balance sheets of Galt Technologies, Inc. as of December 31, 1995 and 1994, and the related statements of operations, redeemable preferred stock, common stock and accumulated deficit, and cash flows for the year ended December 31, 1995 and for the period September 1, 1993 (inception) through December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Galt Technologies, Inc. at December 31, 1995 and 1994, and the results of its operations and its cash flows for the year ended December 31, 1995 and for the period September 1, 1993 (inception) through December 31, 1994, in conformity with generally accepted accounting principles.




                                                /s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
March 8, 1996

                             Galt Technologies, Inc.

                                 Balance Sheets


                                                                                    DECEMBER 31
                                                                                1995          1994
                                                                            -------------------------
ASSETS
Current assets:
  Cash                                                                      $   387,245     $  15,228
  Accounts receivable                                                           210,864        56,100
  Prepaid expenses and other                                                     26,754         6,455
                                                                            -------------------------
Total current assets                                                            624,863        77,783

Fixed assets:
  Computer equipment                                                            352,296        63,861
  Telecommunications equipment                                                  132,701         8,286
  Furniture, fixtures and office equipment                                       61,889         8,994
                                                                            -------------------------
                                                                                546,886        81,141
  Less accumulated depreciation                                                (208,562)      (25,776)
                                                                            -------------------------
                                                                                338,324        55,365
                                                                            -------------------------
                                                                            $   963,187     $ 133,148
                                                                            =========================
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
  Advances from related parties                                             $ 1,400,000     $  13,725
  Accounts payable                                                              116,656        53,977
  Accrued expenses                                                               81,183        21,166
  Deferred revenues                                                             370,466        52,550
                                                                            -------------------------
Total current liabilities                                                     1,968,305       141,418

Stockholders' equity (deficiency)
  Redeemable preferred stock, $0.01 par value: 32,889 shares authorized,
   issued and outstanding                                                           329           329
  Common Stock, $0.01 par value:  2,500,000 shares authorized; 1,987,085 and 1,394,630 shares issued and outstanding at December 31, 1995 and
   1994, respectively                                                            19,870        13,946
  Additional paid-in capital                                                    983,928       311,895
  Accumulated deficit                                                        (2,009,245)     (334,440)
                                                                            -------------------------
                                                                             (1,005,118)       (8,270)
                                                                            -------------------------
                                                                            $   963,187     $ 133,148
                                                                            =========================

See accompanying notes.

                             Galt Technologies, Inc.

                            Statements of Operations


                                                             FOR THE PERIOD
                                                            SEPTEMBER 1, 1993
                                                YEAR ENDED (INCEPTION) THROUGH
                                                DECEMBER 31    DECEMBER 31
                                                    1995           1994
                                                -------------------------
Revenues                                        $   430,236     $  91,474

Costs and expenses:
  Costs of products sold                            128,681        35,408
  Sales and marketing                               167,642        56,851
  General and administrative                      1,558,633       300,355
  Depreciation and amortization                     182,786        25,776
  Interest                                           42,534         2,633
                                                -------------------------
Total costs and expenses                          2,080,276       421,023
                                                -------------------------
Net loss                                        $(1,650,040)    $(329,549)
                                                =========================

See accompanying notes.

                             Galt Technologies, Inc.

                    Statements of Redeemable Preferred Stock,
                      Common Stock and Accumulated Deficit

                        Year ended December 31, 1995 and
                  for the period September 1, 1993 (inception)
                            through December 31, 1994


                                REDEEMABLE PREFERRED STOCK           COMMON STOCK
                                --------------------------  ------------------------------
                                                ADDITIONAL                      ADDITIONAL
                                                 PAID-IN                         PAID-IN    ACCUMULATED
                                SHARES  AMOUNT   CAPITAL     SHARES    AMOUNT    CAPITAL      DEFICIT        TOTAL
                                ------  ------   -------     ------    ------    -------      -------        -----
Issuance of preferred stock     24,867   $249   $ 233,749          --  $    --  $      --   $        --   $   233,998
Issuance of Common Stock            --     --          --      97,500      975      4,525            --         5,500
Conversion of note payable to
   preferred stock               8,022     80      75,407          --       --         --            --        75,487
Common Stock issued to officer      --     --          --      41,963      420      5,874            --         6,294
Ten-for-one stock split             --     --      (2,152)  1,255,167   12,551    (10,399)           --            --
Accrued dividends payable           --     --       4,891          --       --         --        (4,891)           --
Net loss                            --     --          --          --       --         --      (329,549)     (329,549)
                                ------   ----   ---------   ---------  -------  ---------   -----------   -----------
Balance, December 31, 1994      32,889    329     311,895   1,394,630   13,946         --      (334,440)       (8,270)
Exercise of warrants                --     --          --     592,455    5,924    551,576            --       557,500
Common stock options granted
   to employees                     --     --          --          --       --     95,692            --        95,692
Accrued dividends payable           --     --      24,765          --       --         --       (24,765)           --
Net loss                            --     --          --          --       --         --    (1,650,040)   (1,650,040)
                                ------   ----   ---------   ---------  -------  ---------   -----------   -----------
Balance, December 31, 1995      32,889   $329   $ 336,660   1,987,085  $19,870  $ 647,268   $(2,009,245)  $(1,005,118)
                                ======   ====   =========   =========  =======  =========   ===========   ===========

See accompanying notes.

                             Galt Technologies, Inc.

                            Statements of Cash Flows


                                                                      FOR THE PERIOD
                                                                    SEPTEMBER 1, 1993
                                                        YEAR ENDED (INCEPTION) THROUGH
                                                       DECEMBER 31      DECEMBER 31
                                                           1995             1994
                                                       ----------------------------
OPERATING ACTIVITIES
Net loss                                               $(1,650,040)       $(329,549)
Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation and amortization                            182,786           25,776
  Compensation expense resulting from stock
   options granted to employees                             95,692            6,294
  Changes in operating assets and liabilities:
   Accounts receivable                                    (154,764)         (56,100)
   Prepaid expenses and other                              (20,299)          (6,455)
   Accounts payable                                         62,679           53,977
   Accrued expenses                                         60,017           21,653
   Deferred revenues                                       317,916           52,550
                                                       ----------------------------
Total adjustments                                          544,027           97,695
                                                       ----------------------------
Net cash used in operating activities                   (1,106,013)        (231,854)

INVESTING ACTIVITIES
Purchases of fixed assets                                 (465,745)         (70,204)

FINANCING ACTIVITIES
Proceeds from related party advances                     1,386,275            2,788
Proceeds from issuance of preferred stock and
  Common Stock                                             557,500          239,498
Proceeds from issuance of note payable                          --           75,000
                                                       ----------------------------
Net cash provided by financing activities                1,943,775          317,286
                                                       ----------------------------
Net increase in cash                                       372,017           15,228
Cash, beginning of period                                   15,228               --
                                                       ----------------------------
Cash, end of period                                    $   387,245        $  15,228
                                                       ============================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid                                          $    42,534        $   2,155

See accompanying notes.

                             Galt Technologies, Inc.

                          Notes to Financial Statements

                                December 31, 1995


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF THE COMPANY

Galt Technologies, Inc. (the Company) specializes in electronic information distribution and communications systems for the mutual fund industry.

On October 24, 1995, the Company entered into an agreement with Intuit, Inc. (Intuit) to be acquired in a tax-free plan of reorganization which was approved by the Company's stockholders during March 1996. The closing of the transaction will take place on or before September 30, 1996. All Common Stock and preferred stock of the Company will be converted into common stock of Intuit. Outstanding employee stock options will be assumed by Intuit, Inc. and converted into options to purchase Intuit's common stock. In the event of a material breach of the agreement by Intuit, the agreement will automatically terminate, and Intuit will be required to pay $4 million to the Company. Additionally, the parties entered into a service agreement whereby the Company became the exclusive provider of mutual fund marketing and transactions services to Intuit.

The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Four customers comprised 34% and 61% of the Company's revenues for the year ended December 31, 1995 and for the period September 1, 1993 (inception) through December 31, 1994, respectively, and a different single customer comprised 17% and 63% of accounts receivable at December 31, 1995 and 1994, respectively.

FIXED ASSETS

Fixed assets are recorded at cost and depreciated over their estimated useful lives of three to five years using an accelerated method. All ordinary maintenance and repairs are charged to operations as incurred.

DEFERRED REVENUES

The Company periodically receives payment in advance for future services. These funds are recorded as deferred revenues and amortized over the period services are performed.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred income tax assets as of December 31, 1995 and 1994 are as follows:

                                                          1995        1994
                                                       -----------------------
Deferred income tax assets:
  Depreciation                                         $  57,600     $   7,500
  Stock options                                          196,200            --
  Cash method                                            131,000            --
  Organization costs                                       1,100            --
  Net operating loss carryforward                        575,100       112,900
                                                       -----------------------
                                                         961,000       120,400
  Valuation allowance                                   (961,000)     (120,400)
                                                       -----------------------
                                                       $      --     $      --
                                                       =======================

The Company has not recorded future income tax benefits for any temporary differences or for the net operating loss carryforward because of the uncertainty of realization.

As of December 31, 1995, the Company had approximately $1,400,000 of net operating loss carryforwards for federal and state tax purposes. These carryforwards may offset future taxable income through 2010 subject to certain limits. Prior to October 7, 1994, the Company was a Subchapter S Corporation. As a result, all net losses prior to this date were not included in determining the tax net operating loss carryforward.

3. CREDIT AGREEMENT

The Company entered into a credit agreement (the Credit Agreement) with Intuit in which Intuit agreed to make loans to the Company on a revolving basis not to exceed $3,011,096. Amounts borrowed under the Credit Agreement bear interest at the prime rate plus 2% and were payable on September 30, 1996. Borrowings under the Credit Agreement were secured by substantially all of the assets of the Company. Outstanding borrowings under the Credit Agreement were $1,400,000 at December 31, 1995.

In January 1996, the Company entered into a new revolving credit facility for $3.5 million with a bank. Proceeds from the new agreement were used to pay off the outstanding balance on the Credit Agreement. The maturity date of the new agreement is the earliest of: 1) the consummation of the merger with Intuit, 2) September 30, 1996, or 3) such earlier date on which all loans may become due and payable pursuant to the terms of the agreement. The new agreement limits the Company's monthly losses during 1996. Net losses for each calendar month ending on or before June 30, 1996 cannot be more than $350,000 and for each calendar month ending thereafter, $275,000. The bank has a first security interest in all of the assets of the Company, and a collateral assignment of the Company's rights under the merger agreement with Intuit.

4. CAPITAL STOCK

COMMON STOCK

No dividends may be declared on Common Stock until all preferred cumulative dividends have been paid.

The shares held by the officers of the corporation are restricted in that the Company, preferred stockholders or other officers may purchase these shares upon termination, except in the case of death, disability or termination by the Company other than for cause. The sales price is fixed at the lower of $.941 per share or the book value per share of the Company. These restrictions lapse ratably over the next four years allowing the stockholders the ability to sell the shares to a willing buyer at a fair price.

In December 1994, the Company's Board of Directors declared a ten-for-one stock split in the form of a stock dividend.

PREFERRED STOCK

Under a Preferred Stock Purchase Agreement (the Agreement), the holders of the shares of preferred stock are entitled to cumulative annual dividends of $0.753 per share payable when authorized by the Board of Directors, upon liquidation or upon redemption. Each share of the preferred stock may be converted to ten shares of Common Stock. The stock may be converted to Common Stock at any time by the stockholder, or automatically if the Company conducts an initial public offering for $7,500,000 or more. Each preferred stockholder has the right to vote as if their shares of preferred stock had been converted to Common Stock at the then current conversion rate.

The preferred stock also carries other provisions including preemptive rights and antidilution protection.

The Agreement provides for preferences upon liquidation. In general, the preferred stock has a preference at liquidation equal to the purchase price plus any accrued, unpaid dividends whether or not declared. The remaining proceeds are distributed ratably to the common and preferred stockholders.

If no initial public offering occurs, the shares are required to be redeemed at the liquidation value of the preferred stock plus accrued dividends based upon the following redemption schedule:

      September 30, 1999 -- up to one third of the preferred stock September 30, 2000 -- up to two thirds of the preferred stock September 30, 2001 -- any request from the preferred stockholders

The Company will only redeem eligible shares for which it has funds to redeem. Any unredeemed shares are eligible for redemption the following period.

5. OPERATING LEASES

The Company leases its facilities and certain office equipment under operating lease agreements. Future minimum lease payments under these leases consist of the following:


                 1996                          $69,528
                 1997                           69,528
                 1998                           69,528
                 1999                           69,528
                 2000                           40,558

Total rent expense charged to operations was approximately $35,500 and $12,150 for the year ended December 31, 1995 and for the period September 1, 1993 (inception) through December 31, 1994, respectively.

6. STOCK OPTION AND WARRANTS

The Company adopted the Galt Technologies, Inc. 1995 Stock Option Plan in which the Company granted or committed options to purchase 139,135 shares of Common Stock at $.20 per share. The Company reserved 166,303 shares of Common Stock for issuance under the Plan.

The Company entered into notes payable with stockholders and individuals aggregating $605,000. The Company repaid all outstanding principal and interest, and warrants granted under the notes were exercised to purchase 592,455 shares of Common Stock at $0.941 per share.

(B)         PRO FORMA FINANCIAL INFORMATION

        UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

Pro forma financial information is set forth herein to give effect to the acquisition of Galt Technologies, Inc. by Intuit Inc. as if the merger had taken place at July 31, 1996 for purposes of the Unaudited Pro Forma Condensed Combining Balance Sheet and at July 31, 1995 for purposes of the Unaudited Pro Forma Condensed Combining Statement of Operations for the year ended July 31, 1996. The Unaudited Pro Forma Condensed Combining Statement of Operations does not purport to represent what the Company's results of operations would actually have been if such transaction had in fact occurred on such dates and does not purport to project the results of operations of the Company for the current year or for any future period. The adjustments in the Unaudited Pro Forma Condensed Combining Financial Information are based on available information and on certain assumptions which management believes are reasonable. All information contained herein should be read in conjunction with the Consolidated Financial Statements and the Notes thereto of Intuit and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Intuit's 1996 Annual Report, the Financial Statements and Notes thereto of Galt included in this Form 8-K/A, and the Notes to the Unaudited Pro Forma Condensed Combining Financial information.

                                 INTUIT INC. AND
                             GALT TECHNOLOGIES, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET


                                                                                                     PRO FORMA
                                                       INTUIT            GALT            ------------------------------
                                                      7/31/96          12/31/95          ADJUSTMENTS           COMBINED
                                                     ---------        ---------          -----------          ---------
(in thousands)
                   ASSETS
Current assets:
  Cash and cash equivalents ..................       $  44,584        $     387           $      --           $  44,971
  Short-term investments .....................         153,434               --                  --             153,434
  Accounts receivable, net ...................          49,473              211                  --              49,684
  Inventories ................................           4,448               --                  --               4,448
  Prepaid expenses ...........................           9,269               27                  --               9,296
  Deferred income taxes ......................          19,205               --                  --              19,205
                                                     ---------        ---------           ---------           ---------
          Total current assets ...............         280,413              625                  --             281,038
Property and equipment, net ..................          95,611              338                  --              95,949
Purchased intangibles ........................          16,449               --               6,016 (a)
                                                            --               --              (4,929)(b)          17,536
Goodwill .....................................          15,194               --               7,176 (a)          22,370
Long-term deferred income tax asset ..........           6,892               --                  --               6,892
Other assets .................................           3,461               --                  --               3,461
                                                     ---------        ---------           ---------           ---------
Total assets .................................       $ 418,020        $     963           $   8,263           $ 427,246
                                                     =========        =========           =========           =========
    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...........................       $  33,972        $     117           $      --           $  34,089
  Accrued compensation and related liabilities          15,473               --                  --              15,473
  Deferred revenue ...........................          18,974              370                  --              19,344
  Advances from related parties ..............              --            1,400                  --               1,400
  Other accrued liabilities ..................          42,270               81                 200 (a)          42,551
                                                     ---------        ---------           ---------           ---------
          Total current liabilities ..........         110,689            1,968                 200             112,857
Deferred income taxes ........................           2,513               --                 436               2,949
Long-term notes payable ......................           5,583               --                  --               5,583
Commitments and contingencies
Stockholders' equity:
  Redeemable preferred stock .................              --               --                  --                  --
  Common stock ...............................             458               20                 (20)(c)
                                                                                                  2 (a)             460
  Additional paid-in capital .................         530,818              984                (984)(c)
                                                                                              8,909 (a)         539,727
  Deferred compensation ......................              (1)              --                  --                  (1)
  Cumulative translation adjustment and other             (501)              --                  --                (501)
  Accumulated deficit ........................        (231,539)          (2,009)              4,849 (c)
                                                                                               (200)(a)
                                                                                             (4,929)(b)        (233,828)
                                                     ----------        ---------          ---------           ---------
          Total stockholders' equity .........         299,235           (1,005)              7,627             305,857
                                                     ---------        ---------           ---------           ---------
Total liabilities and stockholders' equity ...       $ 418,020        $     963           $   8,263           $ 427,246
                                                     =========        =========           =========           =========

                             See accompanying notes.

                                 INTUIT INC. AND
                             GALT TECHNOLOGIES, INC.
            UNAUDITED PRO FORMA CONDENSED COMBINING INCOME STATEMENT



                                                   INTUIT            GALT
                                                   for the          for the                   PRO FORMA
                                                 year ended        year ended        ------------------------------
                                                   7/31/96          12/31/95          ADJUSTMENTS          COMBINED
                                                  ---------        ---------          -----------          ---------
(in thousands, except per share data)
Net revenue ...............................       $ 538,608        $     430           $      --           $ 539,038
Costs and expenses:
  Cost of goods sold:
     Product ..............................         136,470              128                  --             136,598
     Amortization of purchased software and           1,399               --                  --               1,399
         other
  Customer service and technical support ..         106,872               --                  --             106,872
  Selling and marketing ...................         142,319              168                  --             142,487
  Research and development ................          75,558               --                  --              75,558
  General and administrative ..............          33,153            1,559                  --              34,712
  Charge for purchased research and .......           8,043               --                  --               8,043
     development
  Other acquisition costs .................             778               --                  --                 778
Amortization of goodwill and purchased
     intangibles ..........................          39,792              183               3,565(e)           43,540
                                                  ---------        ---------           ---------           ---------
          Total costs and expenses ........         544,384            2,038               3,565             549,987
                                                  ---------        ---------           ---------           ---------
          Loss from operations ............          (5,776)          (1,608)             (3,565)            (10,949)
Interest and other income and expense, net            7,646              (42)                 --               7,604
                                                  ---------        ---------           ---------           ---------
Income (loss) from continuing operations
  before income taxes .....................           1,870           (1,650)             (3,565)             (3,345)
Provision for income taxes ................          16,225               --                  --              16,225
                                                  ---------        ---------           ---------           ---------
Loss from continuing operations ...........         (14,355)          (1,650)             (3,565)            (19,570)
Loss from operations of discontinued
  operations, net of income tax benefit of
  $3,725...................................          (6,344)              --                  --              (6,344)
                                                  ---------        ---------           ---------           ---------
Net loss ..................................       $ (20,699)       $  (1,650)          $  (3,565)          $ (25,914)
                                                  =========        =========           =========           =========
Loss per share from continuing operations .           (0.32)                                                   (0.43)
Loss per share from discontinued operations           (0.14)                                                   (0.14)
                                                  ---------                                                ---------
Net loss per share ........................           (0.46)                                                   (0.57)
                                                  =========                                                =========
Shares used in computing net loss per share          45,149                                  246(d)           45,395
                                                  =========                                                =========


                             See accompanying notes.

                                 INTUIT INC. AND
                             GALT TECHNOLOGIES, INC.
                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING
                    BALANCE SHEET AND STATEMENT OF OPERATIONS

The following pro forma adjustments are required to allocate the purchase price and acquisition cost to the assets acquired from Galt Technologies, Inc. based on their fair value, as determined by Intuit and to reflect the write-off of purchased research and development identified in the purchase price allocation.

(a) Reflects the allocation of the purchase price, based on fair market values, to the historical balance sheet.

(b) Reflects the write-off of purchased research and development identified in the purchase price allocation. The pro forma statements of operations exclude the write-off of purchased research and development due to its non-recurring nature.

(c)   Reflects the elimination of Galt Technologies, Inc.'s equity accounts.

(d) Reflects an increase in common stock for the shares issued in connection with the purchase price of Galt Technologies, Inc. for the net assets acquired.

(e) Reflects the amortization of intangibles associated with the purchase of Galt Technologies, Inc. as if the merger was completed as of August 1, 1995, the beginning of the earliest period presented. Amortization is over the estimated useful lives of the assets acquired (generally three years).

(C)         EXHIBITS

2.01 Agreement and Plan of Reorganization dated as of October 24, 1995 by and between the Company and GALT, as amended by Stipulation and Amendment No. 1 dated November 3, 1995 and Amendment No. 2 dated January 7, 1996 (filed as Exhibit 2.02 to the Company's Form 10-K for the fiscal year ended July 31, 1996 (file no. 0-21180) (the "1996 Form 10-K) and incorporated by reference)

2.02 Agreement of Merger dated as of September 3, 1996 by and between the Company, Intuit Merger Sub, Inc. and GALT (filed as Exhibit
            2.02 to the 1996 Form 10-K and incorporated by reference)

23.01       Consent of Ernst & Young LLP, Independent Auditors

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                               INTUIT INC.

Date: November 15 , 1996       /s/ James J. Heeger
     --------------------      -------------------------------------------------
                               James J. Heeger
                               Senior Vice President and Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit                            Document


2.01 Agreement and Plan of Reorganization dated as of October 24, 1995 by and between the Company and GALT, as amended by Stipulation and Amendment No. 1 dated November 3, 1995 and Amendment No. 2 dated January 7, 1996 (filed as Exhibit 2.02 to the Company's Form 10-K for the fiscal year ended July 31, 1996 (file no. 0-21180) (the "1996 Form 10-K) and incorporated by reference)

2.02 Agreement of Merger dated as of September 3, 1996 by and between the Company, Intuit Merger Sub, Inc. and GALT (filed as Exhibit
            2.02 to the 1996 Form 10-K and incorporated by reference)

23.01       Consent of Ernst & Young LLP, Independent Auditors